Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2025 First QUARTER RESULTS

THE WOODLANDS, TX – June 10, 2025 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2026 first quarter ended April 30, 2025.

Revenues for the first quarter of fiscal 2026 were approximately $7.9 million compared to $15.0 million for the fourth quarter of fiscal 2025 and $9.7 million for the first quarter of fiscal 2025.

The Company reported an operating loss of approximately $658,000 for the first quarter of fiscal 2026 compared to operating income of $2.8 million for the fourth quarter of fiscal 2025 and $730,000 for the first quarter of fiscal 2025. Net loss for the first quarter of fiscal 2026 amounted to $970,000 compared to net income of $2.0 million for the fourth quarter of fiscal 2025 and $954,000 for the first quarter of fiscal 2025. Net loss attributable to common stockholders was $970,000, or a loss of $0.12 per share for the first quarter of fiscal 2026 compared to net income attributable to common stockholders of $2.0 million, or $0.25 per share for the fourth quarter of fiscal 2025 and $7,000, or less than $0.01 per share for the first quarter of fiscal 2025.

Adjusted EBITDA from continuing operations for the first quarter of fiscal 2026 was a loss of approximately $179,000 compared to income of $3.0 million for the fourth quarter of fiscal 2025 and $1.5 million for the first quarter of fiscal 2025. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Products as of April 30, 2025 related to our Seamap segment was approximately $21.1 million compared to $16.2 million at January 31, 2025 and $31 million at April 30, 2024.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “As expected, MIND’s results for the first quarter were down sequentially after a record fourth quarter. This revenue decline was further driven by approximately $5.5 million of orders that, while completed, were not shipped prior to quarter end because either the delivery of third-party components was delayed, or the customers were unable to arrange delivery. We now expect to deliver these orders in the second quarter. Despite these delays, cash flow from operations grew again during the quarter to approximately $4.1 million, resulting in a quarter-end cash balance of approximately $9.2 million. This is an indication of our much-improved liquidity.

“Variability in customer delivery requirements is nothing new for us. We have taken meaningful strides in optimizing our operations, which enables us to control what we can control. Our backlog, pipeline of business and the general market tailwinds give us solid footing to deliver another year of strong financial results in fiscal 2026. As we have said in the past, order flow is often uneven. We believe recent uncertainty in the global economic climate has caused some delays in purchase commitments. However, in recent weeks new opportunities have presented themselves which gives us added confidence in this fiscal year and beyond. We are confident that our long-term positive trajectory remains intact.

“We normally see increased general and administrative costs in the first quarter of our fiscal year.  This normal seasonality was exacerbated by non-recurring costs related to a reorganization of our U.K. operations and third-party analysis of our income tax position following last year’s preferred stock conversion.  This analysis supported our position that our U.S. tax attributes, including tax loss carryforwards, have not been impaired due to the preferred stock conversion into common stock.

“Looking forward, I continue to be encouraged by the opportunities that lay ahead. We are still a small company, which comes with inherent challenges. However, the strength of our balance sheet has made MIND more resilient, financially flexible, and has opened the door for us to pursue value-enhancing, strategic opportunities as we strive for growth. Our focus continues to be on positioning MIND to achieve its full potential,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Wednesday, June 11, 2025 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2026 first quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through June 18, 2025, and may be accessed by calling (201) 612-7415 and using passcode 13753958#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended April 30, 2025 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	April 30, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$9,172	$5,336
Accounts receivable, net of allowance for credit losses of $332 at each of April 30, 2025 and January 31, 2025	7,779	11,817
Inventories, net	13,447	13,745
Prepaid expenses and other current assets	1,310	1,217
Total current assets	31,708	32,115
Property and equipment, net	1,048	890
Operating lease right-of-use assets	1,221	1,320
Intangible assets, net	2,162	2,308
Deferred tax asset	87	87
Total assets	$36,226	$36,720
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,011	$2,558
Deferred revenue	514	189
Customer deposits	1,807	1,603
Accrued expenses and other current liabilities	1,358	1,245
Income taxes payable	2,681	2,473
Operating lease liabilities - current	570	577
Total current liabilities	8,941	8,645
Operating lease liabilities - non-current	651	743
Total liabilities	9,592	9,388
Stockholders’ equity:
Common stock, $0.01 par value; 40,000 shares authorized; 7,969 shares issued and outstanding at April 30, 2025 and January 31, 2025	80	80
Additional paid-in capital	135,938	135,666
Accumulated deficit	(109,418)	(108,448)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	26,634	27,332
Total liabilities and stockholders’ equity	$36,226	$36,720

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended April 30,
	2025	2024
Revenues:
Sales of marine technology products	$7,902	$9,678
Cost of sales:
Sales of marine technology products	4,571	5,460
Gross profit	3,331	4,218
Operating expenses:
Selling, general and administrative	3,384	2,759
Research and development	380	462
Depreciation and amortization	225	267
Total operating expenses	3,989	3,488
Operating income (loss)	(658)	730
Other income (expense):
Other, net	(18)	469
Total other income (expense)	(18)	469
Income (loss) before income taxes	(676)	1,199
Provision for income taxes	(294)	(245)
Net income (loss)	$(970)	$954
Preferred stock dividends - undeclared	—	(947)
Net income (loss) attributable to common stockholders	$(970)	$7
Net loss per common share - Basic and diluted	$(0.12)	$—
Shares used in computing net income (loss) per common share:
Basic and diluted	7,969	1,406

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(970)	$954
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	225	267
Stock-based compensation	272	48
Provision for inventory obsolescence	15	23
Gross profit from sale of other equipment	—	(457)
Changes in:
Accounts receivable	3,969	(2,837)
Unbilled revenue	16	(10)
Inventories	282	(2,812)
Prepaid expenses and other current and long-term assets	(92)	100
Income taxes receivable and payable	208	(186)
Accounts payable, accrued expenses and other current liabilities	(386)	277
Deferred revenue and customer deposits	529	(120)
Net cash provided by (used in) operating activities	4,068	(4,753)
Cash flows from investing activities:
Purchases of property and equipment	(237)	(66)
Sale of other equipment	—	457
Net cash (used in) provided by investing activities	(237)	391
Cash flows from financing activities:
Net cash provided by financing activities	—	—
Effect of changes in foreign exchange rates on cash and cash equivalents	5	(3)
Net change in cash and cash equivalents	3,836	(4,365)
Cash and cash equivalents, beginning of period	5,336	5,289
Cash and cash equivalents, end of period	$9,172	$924

MIND TECHNOLOGY, INC.

Reconciliation of Net Income (Loss) and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA from Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended April 30,
	2025	2024
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA	(in thousands)
Net income (loss)	$(970)	$954
Depreciation and amortization	225	267
Provision for income taxes	294	245
EBITDA (1)	(451)	1,466
Stock-based compensation	272	48
Adjusted EBITDA (1)	$(179)	$1,514
Reconciliation of Net Cash Provided by (Used in) Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$4,068	$(4,753)
Stock-based compensation	(272)	(48)
Provision for inventory obsolescence	(15)	(23)
Changes in accounts receivable (current and long-term)	(3,985)	2,847
Taxes paid, net of refunds	80	430
Gross profit from sale of other equipment	—	457
Changes in inventory	(282)	2,812
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(143)	(157)
Changes in prepaid expenses and other current and long-term assets	92	(100)
Other	6	1
EBITDA (1)	$(451)	$1,466

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.